Exhibit 99.1

AIM ImmunoTech Provides Update on Commercial Launch of Ampligen® in Argentina for the Treatment of Chronic Fatigue Syndrome

Receives clearance from Argentina’s FDA to import first shipment of Ampligen® for commercial sale in Argentina

AIM ’sets sights’ on treating COVID-19 induced chronic fatigue in Argentina

OCALA, Fla. – June 15, 2020 – AIM ImmunoTech (NYSE American: AIM), today provided an update on the commercial launch of Ampligen® for the treatment of severe Chronic Fatigue Syndrome (CFS) in Argentina. Ampligen®, the first drug ever to receive commercial approval in any country as a treatment for severe ME/CFS, has achieved its next important regulatory step having received import clearance from Argentina’s Administracion Nacional de Medicamentos, Alimentos y Tecnologia Medica (ANMAT), Argentina’s equivalent to the FDA, to import the first shipment of commercial grade vials of Ampligen® to Argentina. This follows the earlier clearance from the U.S. Food and Drug Administration (FDA) to export Ampligen® to Argentina for commercial sale.

The next steps in the commercial launch of Ampligen® include ANMAT conducting a final inspection of the product and release tests before granting final approval to begin commercial sales. Once final approval by ANMAT is obtained, GP Pharma will begin distributing Ampligen® in Argentina. GP Pharma’s Medical Director and former Head of Evaluation of Medicines at ANMAT, Dr. Gabriel Zeitune noted, “GP Pharma is working with AIM to accelerate the launch of the product in Argentina, providing physicians and patients with a new choice of treatment for CFS that will address an unmet medical need.”

The FDA requires certain regulations be met with a U.S. manufactured drug not yet approved for commecial use by the FDA, before export to a foreign country after that country’s commercial approval. In order to receive clearance to export to Argentina, AIM ImmunoTech submitted information on the drug approval processes and standards in Argentina, as well as the issuance by ANMAT of its approval of Ampligen®. The FDA determined on September 19, 2019 that the processes and standards applicable to drug approval in Argentina meet the requirements under section 802(b)(2) of the U.S. Federal Food, Drug and Cosmetic Act. Those requirements include expert review of safety and effectiveness, good manufacturing practice and quality controls, adverse experience reporting and control of drug labeling and promotion. To the Company’s knowledge, this is the first time in over ten years, and only the second time ever, the FDA has made this determination. To view the posted approval of the export of Ampligen® to Argentina on the FDA website, please follow this link: https://www.fda.gov/media/131114/download

Argentina, as in most countries, is dealing with the COVID-19 pandemic, which is caused by the SARS-CoV-2 virus. The earlier SARS epidemic in 2002-2003 resulted in high incidences of ME/CFS in survivors. One study in a highly respected, peer reviewed journal found that “…40.3% reported a chronic fatigue problem, and 27.1% met the modified 1994 Centers for Disease Control and Prevention criteria for chronic fatigue syndrome” (JAMA Publication). Also, as we have previously noted, a number of reports have indicated that there may be a similar emerging risk of ME/CFS developing in survivors of COVID-19. As an approved drug in Argentina, we expect that Ampligen will be used to treat patients diagnosed with severe ME/CFS, including those who have survived COVID-19. AIM expects to support this use as a part of its commercial launch in Argentina.

Dr. Dan Peterson, M.D. is a world-renowned expert in ME/CFS and head of Sierra Internal Medicine. He is currently an investigator in an FDA authorized open-label expanded access treatment protocol of Ampligen. Dr. Peterson stated, “Over the past 30 years of utilizing Ampligen (Poly I, Poly C12U), in FDA authorized clinical trials for patients with Chronic Fatigue Syndrome, the drug has been found to be generally well-tolerated. Based on my experience as a principal investigator in Ampligen trials, I believe that there may be a greater response rate in patients who receive the drug earlier in the disease, after meeting the CFS/ME diagnostic criteria. Therefore, it is possible that tests of Ampligen in patients who have, or have recently had, COVID-19 infection may provide further insight into the pathogenesis of both COVID-19 and CFS/ME and may lead to important therapeutic approaches that alter the course of COVID-19-induced chronic fatigue morbidity.”

Tom Equels, CEO of AIM ImmunoTech, commented, “We are pleased to announce that we have moved, with our local representative GP Pharm, into the final phase required for the commercial launch of Ampligen® in Argentina for the treatment of severe CFS. Ampligen is the only drug approved for severe CFS anywhere in the world. In parallel, we continue to seek regulatory approval for commercial sales to treat ME/CFS patients in the United States. Additionally, as previously noted by AIM, there is emerging concern over the risk of COVID-19 induced chronic fatigue in patients infected during the COVID-19 pandemic. As we enter the final phase of our commercial launch of Ampligen® in Argentina, we also intend to investigate how Ampligen® can be of service should there be a surge of COVID-19 induced chronic fatigue cases worldwide by targeting COVID-19 induced severe chronic fatigue in early onset patients.”

About AIM ImmunoTech Inc.

AIM ImmunoTech Inc. is an immuno-pharma company focused on the research and development of therapeutics to treat immune disorders, viral diseases and multiple types of cancers. AIM’s flagship products include the Argentina-approved drug rintatolimod (trade names Ampligen® or Rintamod®) and the FDA-approved drug Alferon N Injection®. Based on results of published, peer-reviewed pre-clinical studies and clinical trials, AIM believes that Ampligen® may have broad-spectrum anti-viral and anti-cancer properties. Clinical trials of Ampligen® include studies of cancer patients with renal cell carcinoma, malignant melanoma, colorectal cancer, advanced recurrent ovarian cancer and triple negative metastatic breast cancer. These and other potential uses will require additional clinical trials to confirm the safety and effectiveness data necessary to support regulatory approval and additional funding. Rintatolimod is a double-stranded RNA being developed for globally important debilitating diseases and disorders of the immune system.

The Company is also advancing Ampligen® as a potential treatment for COVID-19, the disease caused by the SARS-CoV-2 coronavirus, and believes Ampligen® has significant therapeutic potential as both an early-onset treatment and prophylaxis against this new and deadly virus. The U.S. Food and Drug Administration has authorized the first human trial assessing the safety and effectiveness of Ampligen® in combination with interferon alfa-2b, in cancer patients with COVID-19.

Cautionary Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “expect,” “plan,” “anticipate” and similar expressions (as well as other words or expressions referencing future events or circumstances) are intended to identify forward-looking statements. These statements involve a number of risks and uncertainties. For example, testing will be required to determine whether or not Ampligen will assist in the treatment of COVID-19 induced CFS-like cases. With regard to the Company’s activities with Ampligen® generally, no assurance can be given as to whether current or planned trials will be successful or yield favorable data and the trials are subject to many factors including lack of regulatory approval(s), lack of study drug, or a change in priorities at the institutions sponsoring other trials. In addition, initiation of planned clinical trials may not occur secondary to many factors including lack of regulatory approval(s) or lack of study drug. Even if these clinical trials are initiated, the Company cannot assure that the clinical studies will be successful or yield any useful data or require additional funding. With regard to the Company’s activities related to COVID-19, significant additional testing and trials will be required to determine whether Ampligen® will be effective in the treatment of COVID-19 in humans and no assurance can be given that it will be the case. In this regard, the FDA approval of the IND is the first step and no assurance can be given as to whether the Roswell trial and/or subsequent trails will prove successful. Some of the world’s largest pharmaceutical companies are racing to find a treatment for COVID-19. Even if Ampligen® proves effective in combating the virus, no assurance can be given that our actions toward proving this will be given first priority or that, even if Ampligen® proves effective, another treatment that eventually proves effective will not make our efforts ultimately unproductive. No assurance can be given that future studies will not result in findings that are different from those reported in studies we are relying on. Operating in foreign countries carries with it a number of risks, including potential difficulties in enforcing intellectual property rights. We cannot assure that our potential foreign operations will not be adversely affected by these risks. Commercialization in Argentina still requires, among other things, an appropriate reimbursement level, appropriate marketing strategies, completion of manufacturing preparations for launch. Approval of rintatolimod for severe CFS in Argentina does not in any way suggest that the Ampligen® NDA in the United States or any comparable application filed in the European Union or elsewhere will obtain commercial approval. Any forward-looking statements set forth herein speak only as of the date of this press release. The Company does not undertake to update any of these forward-looking statements to reflect events or circumstances that occur after the date hereof. The information found on our website is not incorporated by reference herein and is included for reference purposes only.

Contacts:

Crescendo Communications, LLC
Phone: 212-671-1021
Email: aim@crescendo-ir.com

AIM ImmunoTech Inc
Phone: 800-778-4042
Email: IR@aimimmuno.com